EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Hearst-Argyle Television, Inc. on Form S-8 of our report dated March 9, 2004, which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill and other intangible assets, appearing in the Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

New York, New York May 6, 2004